    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1996
                                                     REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                    ADVANCED DIGITAL INFORMATION CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                          WASHINGTON                                                    91-1618616
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               10201 WILLOWS ROAD
                            REDMOND, WASHINGTON 98052
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


          ADVANCED DIGITAL INFORMATION CORPORATION 1996 TRANSITION PLAN
         ADVANCED DIGITAL INFORMATION CORPORATION 1996 STOCK OPTION PLAN
                           (FULL TITLES OF THE PLANS)

                           --------------------------


                               PETER H. VAN OPPEN
                             CHIEF EXECUTIVE OFFICER
                    ADVANCED DIGITAL INFORMATION CORPORATION
                               10201 WILLOWS ROAD
                            REDMOND, WASHINGTON 98052
                                 (206) 881-8004
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                             ----------------------
                                    COPY TO:
                               LINDA A. SCHOEMAKER
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

    TITLE OF SECURITIES      AMOUNT TO BE      PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
     TO BE REGISTERED         REGISTERED      OFFERING PRICE PER        AGGREGATE OFFERING        REGISTRATION FEE
                                                   SHARE(1)                  PRICE(1)
Common Stock, no par           1,101,092
value(2)                       shares (3)           $11.375                 $12,524,922                $3,795

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $11.375 based on the average of the high ($11.75) and low ($11.00) sales prices for the Common Stock on October 25, 1996, as reported by the Nasdaq National Market.

(2)      Including associated Preferred Stock Purchase Rights.

(3) Includes 625,000 shares issuable pursuant to the 1996 Stock Option Plan and 476,092 shares issuable pursuant to the 1996 Transition Plan (together, the "Plans") together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Registration Statement on Form 10 filed with the Securities and Exchange Commission (the "Commission") on July 30, 1996 (as amended, the "Form 10"), which contains audited financial statements for the most recent year for which such statements have been filed;

                  (b) All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Form 10; and

                  (c) The description of the Registrant's Common Stock contained in the Form 10, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

         Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 11 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

         The Registrant has entered into an Indemnification Agreement with each of the its executive officers and directors in which the Registrant agrees to hold harmless and indemnify the officer or director to the full extent permitted by Washington law. In addition, the Registrant agrees to indemnify the officer or director against any and all losses, claims, damages, liabilities or expenses incurred in connection with any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which the officer or director is, was or becomes involved by reason of the fact that the officer or director is or was a director, officer, employee or agent of the Registrant, or that being or having been such a director, officer, employee or agent, such director is or was serving at the request of the Registrant as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by the officer or director in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent. The officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the Registrant's Board of Directors or unless the action is to enforce the provisions of the Indemnification Agreement.

         No indemnity pursuant to the Indemnification Agreements may be provided by the Registrant on account of any suit in which a final, unappealable judgment is rendered against an officer or director for an accounting of profits made from the purchase or sale by the officer or director of securities of the Registrant in violation of the provisions of

Section 16(b) of the Exchange Act, or for damages that have been paid directly to the officer or director by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Registrant.

ITEM 8.  EXHIBITS

   Exhibit Number                           Description
   --------------                           -----------


          5.1             Opinion of Perkins Coie regarding legality of the Common Stock being registered

         23.1             Consent of Price Waterhouse LLP (see page II-5)

         23.2             Consent of KPMG Peat Marwick LLP (see page II-6)

         23.3             Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

         24.1             Power of Attorney (see Signature Page)

         99.1             1996 Stock Option Plan

         99.2             1996 Transition Plan (incorporated by reference to Exhibit 10.4 to the Registrant's
                          Registration Statement on Form 10 (reg. no. 000-21103) filed on July 30, 1996, as amended)

ITEM 9.  UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 29th day of October, 1996.

                                  ADVANCED DIGITAL INFORMATION CORPORATION, INC.

                                  By: /s/ Peter H. van Oppen
                                      _____________________________
                                           Peter H. van Oppen
                                           Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes and appoints Peter H. van Oppen and Charles H. Stonecipher, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments with the Securities and Exchange Commission or any regulatory authority.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 29th day of October, 1996.


         SIGNATURE                                                   TITLE
         ---------                                                   -----

     /s/ Peter H. van Oppen                  Chief Executive Officer and Chairman of the Board of
___________________________________
         Peter H. van Oppen                                      Directors
                                                         (Principal Executive Officer)

     /s/ Charles H. Stonecipher                           Chief Operating Officer
___________________________________
         Charles H. Stonecipher                  (Principal Financial and Accounting Officer)

     /s/ Christopher T. Bayley                                   Director
___________________________________
         Christopher T. Bayley

     /s/ Walter P. Kistler                                       Director
___________________________________
         Walter P. Kistler

     /s/ Russell F. McNeill                                      Director
___________________________________
         Russell F. McNeill

     /s/ John W. Stanton                                         Director
___________________________________
         John W. Stanton

    /s/ Walter F. Walker                                         Director
___________________________________
        Walter F. Walker

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 19, 1996 appearing in the Advanced Digital Information Corporation Registration Statement on Form 10.



PRICE WATERHOUSE LLP
Seattle, Washington

October 28, 1996

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Advanced Digital Information Corporation

We consent to the use of our report incorporated herein by reference relating to the statements of income, stockholders' equity and cash flows of Advanced Digital Information Corporation for the year ended September 30, 1993.



KPMG PEAT MARWICK LLP

Seattle, Washington
October 29, 1996

                                INDEX TO EXHIBITS


   Exhibit Number                                Description
   --------------                                -----------

          5.1             Opinion of Perkins Coie regarding legality of the Common Stock being registered

         23.1             Consent of Price Waterhouse LLP (see page II-5)

         23.2             Consent of KPMG Peat Marwick LLP (see page II-6)

         23.3             Consent of Perkins Coie (included in Exhibit 5.1)

         24.1             Power of Attorney (see Signature Page)

         99.1             1996 Stock Option Plan

         99.2             1996 Transition Plan  (incorporated by reference to Exhibit 10.4 to the
                          Registrant's Registration Statement on Form 10 (reg. no. 000-21103) filed on July
                          30, 1996, as amended)